Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Omeros Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Depositary Shares(3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants(4)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Subscription Rights	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Units(5)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts				(2)	(2)		(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$23,956.08(2)
	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	Omeros Corporation	Form S-3	333-268269	November 9, 2022		$23,956.08(1)	Unallocated	(1)	(1)	$258,425,901.70
Fee Offset Sources	Omeros Corporation	Form S-3	333-268269		November 9, 2022						(1)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Omeros Corporation (the “Registrant”) is deferring payment of all of the registration fees associated with the registration of the offer and sale of the aforementioned securities, except for $23,956.08 that the Registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the Registration Statement on Form S-3, File No. 333-268269, filed by the registrant on November 9, 2022 having an aggregate initial offering price of $300,000,000 (the “Prior Registration Statement”). The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement. In connection with the securities offered hereby, except for the application of these previously-paid fees, the Registrant will pay registration fee on a “pay-as-you-go” basis pursuant to Rule 456(b).

(2)	An indeterminate number and aggregate initial offering price of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, settlement, exchange or conversion of other securities. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable as a result of stock splits, stock dividends or similar transactions.
(3)	Each depositary share will be issued under a depositary agreement and will be evidenced by a depositary receipt.
(4)	Includes warrants to purchase common stock, preferred stock or debt securities.
(5)	Each unit will represent an interest in two or more securities registered under this Registration Statement, which may or may not be separable from one another.